AMENDMENT TO THE
PROFESSIONALLY MANAGED PORTFOLIOS
AMENDED AND RESTATED CUSTODY AGREEMENT

THIS AMENDMENT dated as of the 11th day of November, 2013, to the Amended and Restated Custody Agreement, originally made and entered into as of June 22, 2006, and amended and restated as of May 15, 2013, (the “Agreement”) is entered into by and between Professionally Managed Portfolios, a Massachusetts business trust (the “Trust”), on behalf of its separate series, the Hodges Funds and U.S. Bank N.A., a national banking association (the “Custodian”).

RECITALS

WHEREAS, the parties have entered into a Custody Agreement; and

WHEREAS, the parties desire to amend the series of the Trust to add the Hodges Small Intrinsic Value Fund and the Hodges Small-Mid Cap Fund; and

WHEREAS, Article XV, Section 15.02 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Amended Exhibit G to the Agreement is hereby superseded and replaced with Amended Exhibit G attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

PROFESSIONALLY MANAGED PORTFOLIOS	U.S. BANK N.A.

By: /s/ Elaine E. Richards	By: /s/ Michael R. McVoy
Name: Elaine E. Richards	Name: Michael R. McVoy
Title: President	Title: Senior Vice President

Amended Exhibit G to the Professionally Managed Portfolios Amended and
Restated Custody Agreement

Name of Series	Date Added
Hodges Fund
Hodges Small Cap Fund
Hodges Blue Chip 25 Fund
Hodges Equity Income Fund
Hodges Pure Contrarian Fund
Hodges Small Intrinsic Value Fund	On or after November 11, 2013
Hodges Small-Mid Cap Fund	On or after November 11, 2013

HODGES CUSTODY SERVICES FEE SCHEDULE EFFECTIVE: 09/01/2009
Annual fee based upon market value per fund*:
[ ] basis point on average daily market value
Minimum annual fee per fund - $[ ]
Plus portfolio transaction fees

Portfolio Transaction fees:
$[ ] per book entry DTC transaction
$[ ] per principal paydown
$[ ] per short sale
$[ ] per US Bank repurchase agreement transaction
$[ ] per option/future contract written, exercised or expired
$[ ] per book entry Federal Reserve transaction
$[ ] per mutual fund trade
$[ ] per Cedel/Euroclear transaction
$[ ] per disbursement (waived if U.S. Bancorp is Administrator)
$[ ] per Fed Wire
$[ ] per margin variation Fed wire
$[ ] per segregated account per year
• A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.
• No charge for the initial conversion free receipt.
• Overdrafts – charged to the account at prime interest rate plus [ ].

Plus Out-of-Pocket Expenses, including but not limited to expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, extraordinary expenses based upon complexity, and all other out-of-pocket expenses.
Fees are billed monthly.
* Subject to CPI increase, Milwaukee MSA

Advisor’s Signature not required as domestic and global fees are not changing – only the Hodges Small Intrinsic Value Fund and the Hodges Small-Mid Cap Fund are being added.

Amended Exhibit G (continued) to the Professionally Managed Portfolios Amended and Restated Custody Agreement

GLOBAL SUB-CUSTODIAL SERVICES ANNUAL FEE SCHEDULE at February, 2011
Country	Instrument	Safekeeping (BPS)	Transaction Fee	Country	Instrument	Safekeeping (BPS)	Transaction Fee
Argentina	All	[ ]	$[ ]	Lebanon	All	[ ]	$[ ]
Australia	All	[ ]	$[ ]	Lithuania	All	[ ]	$[ ]
Austria	All	[ ]	$[ ]	Luxembourg	All	[ ]	$[ ]
Bahrain	All	[ ]	$[ ]	Malaysia	All	[ ]	$[ ]
Bangladesh	All	[ ]	$[ ]	Mali*	All	[ ]	$[ ]
Belgium	All	[ ]	$[ ]	Malta	All	[ ]	$[ ]
Benin*	All	[ ]	$[ ]	Mauritius	All	[ ]	$[ ]
Bermuda	All	[ ]	$[ ]	Mexico	All	[ ]	$[ ]
Botswana	All	[ ]	$[ ]	Morocco	All	[ ]	$[ ]
Brazil	All	[ ]	$[ ]	Namibia	All	[ ]	$[ ]
Bulgaria	All	[ ]	$[ ]	Netherlands	All	[ ]	$[ ]
Burkina Faso*	All	[ ]	$[ ]	New Zealand	All	[ ]	$[ ]
Canada	All	[ ]	$[ ]	Niger*	All	[ ]	$[ ]
Cayman Islands*	All	[ ]	$[ ]	Nigeria	All	[ ]	$[ ]
Channel Islands*	All	[ ]	$[ ]	Norway	All	[ ]	$[ ]
Chile	All	[ ]	$[ ]	Oman	All	[ ]	$[ ]
China“A” Shares	All	[ ]	$[ ]	Pakistan	All	[ ]	$[ ]
China“B” Shares	All	[ ]	$[ ]	Peru	All	[ ]	$[ ]
Columbia	All	[ ]	$[ ]	Philippines	All	[ ]	$[ ]
Costa Rica	All	[ ]	$[ ]	Poland	All	[ ]	$[ ]
Croatia	All	[ ]	$[ ]	Portugal	All	[ ]	$[ ]
Cyprus*	All	[ ]	$[ ]	Qatar	All	[ ]	$[ ]
Czech Republic	All	[ ]	$[ ]	Romania	All	[ ]	$[ ]
Denmark	All	[ ]	$[ ]	Russia	Equities/Bonds	[ ]	$[ ]
Ecuador	All	[ ]	$[ ]	Russia	MINFINs	[ ]	$[ ]
Egypt	All	[ ]	$[ ]	Senegal*	All	[ ]	$[ ]
Estonia	All	[ ]	$[ ]	Singapore	All	[ ]	$[ ]
Euromarkets(3)	All	[ ]	$[ ]	Slovak Republic	All	[ ]	$[ ]
Finland	All	[ ]	$[ ]	Slovenia	All	[ ]	$[ ]
France	All	[ ]	$[ ]	South Africa	All	[ ]	$[ ]
Germany	All	[ ]	$[ ]	South Korea	All	[ ]	$[ ]
Ghana	All	[ ]	$[ ]	Spain	All	[ ]	$[ ]
Greece	All	[ ]	$[ ]	Sri Lanka	All	[ ]	$[ ]
Guinea Bissau*	All	[ ]	$[ ]	Swaziland	All	[ ]	$[ ]
Hong Kong	All	[ ]	$[ ]	Sweden	All	[ ]	$[ ]
Hungary	All	[ ]	$[ ]	Switzerland	All	[ ]	$[ ]
Iceland	All	[ ]	$[ ]	Taiwan	All	[ ]	$[ ]
India	All	[ ]	$[ ]	Thailand	All	[ ]	$[ ]
Indonesia	All	[ ]	$[ ]	Togo*	All	[ ]	$[ ]
Ireland	All	[ ]	$[ ]	Trinidad & Tobago*	All	[ ]	$[ ]
Israel	All	[ ]	$[ ]	Tunisia	All	[ ]	$[ ]
Italy	All	[ ]	$[ ]	Turkey	All	[ ]	$[ ]
Ivory Coast	All	[ ]	$[ ]	UAE	All	[ ]	$[ ]
Jamaica*	All	[ ]	$[ ]	United Kingdom	All	[ ]	$[ ]
Japan	All	[ ]	$[ ]	Ukraine	All	[ ]	$[ ]
Jordan	All	[ ]	$[ ]	Uruguay	All	[ ]	$[ ]
Kazakhstan	All	[ ]	$[ ]	Venezuela	All	[ ]	$[ ]
Kenya	All	[ ]	$[ ]	Vietnam*	All	[ ]	$[ ]
Latvia	Equities	[ ]	$[ ]	Zambia	All	[ ]	$[ ]
Latvia	Bonds	[ ]	$[ ]
* Additional customer documentation and indemnification will be required prior to establishing accounts in these markets.

Amended Exhibit G (continued) to the Professionally Managed Portfolios Amended and Restated Custody Agreement

Annual Base Fee - $[ ] per account (fund) will be WAIVED, due to the Hodges Small Cap Fund holding one foreign security.  If additional foreign securities are purchased, the fee schedule will be evaluated and the base fee may be applied.  All transaction and safekeeping fees will be charged as noted in the above schedule.  Additional Out-of-Pocket Expenses will be charged, as indicated below.

Euroclear – Eurobonds only.  Eurobonds are held in Euroclear at a standard rate, but other types of securities (including but not limited to equities, domestic market debt and mutual funds) will be subject to a surcharge.  In addition, certain transactions that are delivered within Euroclear or from a Euroclear account to a third party depository or settlement system, will be subject to a surcharge (surcharge schedule available upon request).

For all other markets specified above, surcharges may apply if a security is held outside of the local market.
Straight Through Processing – fees waived.

Cash Transactions:
▪	3rd Party Foreign Exchange – a Foreign Exchange transaction undertaken through a 3rd party will be charged $[ ].

Tax Reclamation Services: May be subject to additional charges depending upon the service level agreed.  Tax reclaims that have been outstanding for more than [ ] ([    ]) months with the client will be charged $[ ] per claim.

Out of Pocket Expenses
▪
Charges incurred by U.S. Bank, N.A.  for local taxes, stamp duties or other local duties and assessments, stock exchange fees, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.

▪
A surcharge may be added to certain out-of-pocket expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses.  Also, certain expenses are charged at a predetermined flat rate.

▪	SWIFT reporting and message fees.